EXHIBIT 10.12

Contract No.: [_____________]

Loan Contract

Borrower (Party A): Shandong Caopu Arts & Crafts Co., Ltd.

Lender (Party B): Laishang Bank Heze Branch

In accordance with provisions of Contract Law of the People’s Republic of China and General Provisions on Lending, after reviewing the status and the request of the Borrower, the Lender agrees to grant the Borrower a line of credit. The Borrower and the Lender, through friendly negotiation, have executed this Contract as follows:

Article I Particulars

1.	Type of Loan: Short-term loan;

2.	Amount of Loan: Say Total RMB [____];

3.	Purpose of Loan: As [_____];

4.	Term of Loan: From [_____] to [_____];

5.	Interest Rate:

A.
The interest rate for the Loan under the Contract shall be [__]% per annum, namely [__]‰ each month. The interest rate shall be accrued on a day-to-day basis from the first day of draw-down and the calculation shall be made [__], with the 20th day of [__]as interest settlement date. The Borrower must pay the accrued interest on each settlement day. In the event that the payment for the last installment is not on the settlement date, the unpaid interest shall be settled along with the principal (i.e. daily interest rate=monthly interest rate/30).

B.
During the loan term, in the event that the People's Bank of China adjusts the interest rate on borrowings, which applies to the loan under this Contract, Party B is not obliged to notify Party A of the change and has the right to compute interest in accordance with the newly adjusted rate and calculation method.

6.	Type of Repayment: [__].

7.	Source of Repayment: [__].

8.	Guarantee: [__]shall act as the Guarantor for the loan under this Contract and take joint and several liabilities. The Contract of Guarantee is to be otherwise concluded.

9.
In the event that the amount, interest rate and term of the loan stated in this Contract are different from those recorded on the loan certificate, the recordation is subject to the loan certificate. The loan certificate shall be treated as part of the Contract and share the same legal effectiveness with this Contract.

Article II In the event that the following conditions are not satisfied, Party B shall be entitled not to provide the loan under this Contract:

A.	Party A opens a general settlement account with Party B.

B.	Party A has provided all documents and materials as required by Party B and has gone through necessary procedures.

C.
In the event that the loan under this Contract involves in guarantee of mortgage or pledge, related procedures pertaining to registration and/or insurance have been complied with the requirements of the Lender and such guarantee and insurance remains in effect. In the event that the loan under this Contract involves in suretyship guarantee, the suretyship guarantee has been entered into and come into effect.

D.	In the event that foreign exchange loan is involved under this Contract, Party A has gone through approval, registration and other legal procedures in accordance with relevant regulations.

Article III Rights and Obligations of Party A and Party B

1.	Rights and Obligations of Party A

A.	Rights

Party A shall have the right to draw down and use the entire loan as stipulated in this Contract.

B.	Obligations

a.	Party A shall repay, on time, the loan principal and interest as stipulated in this Contract.

b.	Party A shall use the loan for purposes as agreed in this Contract, and shall not appropriate or embezzle the said loan.

c.	Party A shall settle accounts and make deposits in relation to the said loan proceeds through the account as agreed in Article II under this Contract.

d.
In the event that foreign exchange loan is involved under this Contract, Party A shall go through approval, registration and other legal procedures in respect of the said loan in accordance with relevant regulations.

e.
Party A shall present to Party B authentic, integrated and valid financial statements and other materials and information on a monthly basis, and be cooperative with any supervision or inspection, carried out by Party B, on production and business operations, financial activities and use of loan proceeds.

f.
In the event that Party A had been engaged, before paying up the loan principal and accrued interest, in contracting, leasing, shareholding reform, joint operation, merger, acquisition, separation, joint venture, transfer of assets, change to ownership, application for winding-up of business for rectification, application for dissolution, application for bankruptcy, or other actions that might cause variations to the debtor-creditor relationship of this Contract or affect realization of creditor’s rights of the said loan, Party A shall notify Party B in writing 30 days in advance and fix on obligations of debt repayment or discharge of debt before maturity upon the written consent from Party B, failing which, Party A shall not proceed with any of the acts aforementioned.

g.
In the event that any other occurrences, with the exception of the acts aforementioned, happen to Party A, which might exert material adverse effects on its ability of repayment of the said loan, such as cease of production, interruption of business, cancellation of registration, revocation of license, legal representative or principal(s) engaging in illegal activities, involving in major lawsuit or arbitration, suffering major productive and operational difficulties, deterioration of financial condition, etc., Party A shall immediately notify Party B in writing and arrive at an agreement with Party B on the warranty measures to preserve its rights as a creditor on terms accepted by Party B.

h.
In the event that Party A provides security for other’s/others’ debts or provides mortgage or pledge to a third party with its principal property, which might affect its ability of repayment of the said loan, Party A shall send prior written notice to Party B and secure consent from Party B.

i.	Party A and its investors shall not surreptitiously withdraw fund, transfer assets, or transfer shares without consent of Party B, with the purpose of evading its obligations to Party B.

j.	Party A shall notify Party B, on time, such changes as the business name, legal representative, premise, business scope and other items in written instruction.

k.
In the event that suspension of production, out of business, cancellation of registration, revocation of license, bankruptcy, loss from operations or other situations happen to the Guarantor of the said loan, which result in the incapacity of guarantee in respect of the said loan, in part or in whole, or in the event that the collateral, pledge or right of pledge in respect of the said loan depreciates, Party A shall provide, on time, other security measures accepted by Party B.

l.
Party A shall bear all correlative charges in connection with registration, insurance, notarization, authentication, evaluation, transportation as well as attorney fees of Party B in relation to this Contract and/or its Contract of Guarantee. In so far as any fees paid by Party B on behalf of Party A, Party B shall be entitled to make deductions directly from the account of Party A.

2.	Rights and Obligations of Party B

A.	Rights

a.	Party B shall be entitled to demand Party A present authentic business activities and financial situations in relation to the said loan.

b.	Party B shall be empowered to check and monitor the use of the loan proceeds.

c.
Party B shall have the right to be aware of Party A’s productive operations, financial activities, inventory, use of loan proceeds or the equivalent, and to claim for financial reports, materials and information on schedule.

d.
In the event that Party A fails to fulfill obligations as agreed in this Contract, Party A shall agree with Party B to deduct loan principal, interest, compound interest, default interest, liquidated damage, compensation for damage and expenses arising from realization of creditor’s right directly from Party A’s account or entrust another bank to deduct from any account opened by Party A with the trustee.

e.
In the event that Party A fails to perform obligations as agreed in this Contract, Party B shall be entitled to suspend draw-down of the loan, recall the loan prior to its maturity or cancel this Contract. Party A shall be liable for the economic losses caused as a result thereof.

f.
Party B shall be entitled to request Party A to provide other guarantee measures acknowledged by Party B, to suspend draw-down of the said loan, and/or recall the loan prior to its maturity, in the event that Party A or Guarantor of this Contract encounters any other occurrences mentioned hereinafter: deteriorating operations or financial conditions, dispute over debt, guarantee incapacity to the Guarantor, damage/loss/obvious depreciation to collateral/pledge, or other situations that might endanger loan safety.

g.
Party B shall have the right to suspend draw-down of the said loan, and/or recall the loan prior to its maturity, and take corresponding measures to preserve creditor’s rights, in the event that Party A’s business model, system of its organization or the same has changed or might endanger the safety of the said loan.

h.
In the event that the amount refunded by Party A is not enough for the loan repayment due under this Contract, Party B shall be at its option to use such amount in repaying the principal, interest, default interest, compound interest or other fees.

i.	In the event that Party A fails to assume the obligation of repayment, Party B shall have the right for public disclosure of such default.

B.	Obligations

a.	Party B shall grant loans to Party A as agreed in this Contract.

b.	Party B shall keep information provided by Party A covering debt, finance production and business secret, with the exception of inquiring application put forward by the authority for legal use.

Article IV Default Liability

1.	Default Liability for Party A

A.
Within the validity of this Contract, Party A shall be deemed as breach of contract, in the event of any one of the occurrences listed hereunder, and the circumstances of which are serious or rectifications have not been conducted within prescribed time limit. Party B shall be entitled to suspend draw-down of the said loan, and/or recall the loan prior to its maturity.

a.	Provide Party B with financial reports with false information or concealment of material fact(s), or conceal major financial or business activities.

b.	Fail to truthfully provide Party B with all bank accounts, savings deposits and loans, guarantee, and other materials.

c.	Refuse to accept supervision performed by Party B in respect of use of loan proceeds, activities pertaining to production, operation and finance.

B.
Within the validity of this Contract, Party A shall be deemed as breach of contract, in the event of any one of the occurrences listed hereunder, and Party B shall be entitled to suspend draw-down of the said loan, and/or recall the loan prior to its maturity, record interest in accordance with related regulations of the People's Bank of China until such time as the entire principal and interest have been totally repaid.

a.	Fail to use the loan for purposes as agreed in this Contract.

b.	Utilize the said loan to engage in equity investment or as registered capital.

c.	Utilize the said loan to engage in such speculative activities as securities, futures, real estate, etc.

d.	Obtain loan purposely and use it in lending to seek illegitimate income.

e.	Obtain loan through fraudulent means.

Party B shall be entitled to charge a default interest and compound interest at a monthly rate of [__]‰ based on the amount embezzled for the period of embezzlement of loan.

C.
Party A shall be charged by Party B the compound interest accrued at a rate agreed in this Contract in the event that Party A fails to pay accrued interest within the term of the said loan. Party A shall pay Party B the default interest at a rate of [__]‰ on a monthly basis for the overdue outstanding principal, until such time as the entire principal and interest have been totally repaid.

D.
In the event that Party A fails to notify, as agreed, Party B of variations to its business model, system of its organization or legal status, or to perform obligations of debt settlement as agreed in written instrument, Party B shall be entitled to suspend draw-down of the said loan, and/or recall the loan prior to its maturity, take other measures in accordance with laws. At the same time, Party A shall pay Party B liquidated damage at 5% of the loan principal.

E.
Party A shall be deemed as breach of contract in the event of making untrue or inaccurate statement or guarantee, concealing material fact(s), and Party B shall have the right to suspend draw-down of the said loan, and/or recall the loan prior to its maturity, take other measures in accordance with laws. At the same time, Party A shall pay Party B liquidated damage at 5% of the loan principal.

F.
In the event that Party A fails to perform any one liability as agreed under this Contract or Contract of Guarantee and has hindered Party B in achievement of creditor’s rights, Party B shall be entitled to suspend draw-down of the said loan, and/or recall the loan prior to its maturity, take corresponding measures as agreed in this Contract or Contract of Guarantee.

G.	In the event that the economic losses caused by Party A’s default to Party B exceed liquidated damage, Party A shall pay compensation for damage for the excess portion.

H.
In the event that Party B goes to court or arbitration over Party A’s default to achieve creditor’s right, Party A shall assume lawyer’s fees, travelling expenses and other fees arising from realization of creditor’s right.

2.	Default Liability for Party B

In the event that Party B fails to draw down the loan proceeds as agreed under this Contract within the validity of this Contract, Party B shall grant the said loan in full. Besides, Party B shall pay Party A liquidated damage by Party B’s demand deposit interest rate over the same period in terms of amount not yet released and delay days.

3.	Payment Methods for Liquidated Damage and Compensation for Damage

Liquidated damage and compensation for damage in connection with this Contract shall be paid by Party A or Party B on a voluntary basis. In the event of failure of performance, the two parties hereinto have reached agreement to deduct the amount directly from the other party’s account.

Article V Prepayment and Extension of Loan

1.	Prepayment

Party A shall notify Party B in writing 10 days earlier of loan prepayment and prepayment shall be subject to the consent from Party B. The interest of prepaid amount shall accrue at a rate specified in this Contract and actual days of use.

2.	Loan Extension

A.	In the event that Party A is still unable to repay the loan when the loan becomes due through much effort, Party A might apply for extension of loan.

B.
Party A shall present, 15 days prior to the due date, a written application for extension and the written consent from the Guarantor who would resume the guarantee responsibility upon extension, or a new letter of guarantee acknowledged by Party B.

C.	Where Party B agrees to extension, both sides hereinto shall enter into additional agreement on extension of payment.

Article VI Assignment, Modification or Rescission of Contract

1.
As long as this Contract comes into effect, Party B might not request the consent of Party A on assignment of liabilities, in whole or in part, under this Contract to a third party, while shall present Party B a written notification.

2.
In the event that Party A intends to assign liabilities, in whole or in part, under this Contract to a third party as long as this Contract comes into effect, Party A shall submit a written guarantee beforehand describing the Guarantor assents to resume guarantee responsibility following assignment of obligations or present a new letter of guarantee acknowledged by Party B.

3.
As long as this Contract comes into effect, neither party hereinto shall make any modification without approval from the other party. In the event of any modification, besides the written guarantee describing the Guarantor assents to resume guarantee responsibility following any modification or a new letter of guarantee, both sides concerned shall reach a written agreement on modification.

4.
As long as this Contract comes into effect, Party B shall have the right to rescind this Contract unilaterally, in the event of situations happens to or probably happens to Party A, prior to draw-down of the said loan, that might endanger the loan safety or impair payment capacity.

5.	The terms under this contract shall remain in effect before agreement on assignment, modification and rescission of this Contract enters into force.

Article VII Representations and Warranties of Party A

1.
Party A is a company duly organized and validly existing under the law of the People’s Republic of China or a natural person with full capacity for civil conduct, and has the power and authority to dispose of its property in operation, to carry out operations in connection with the loan purposes as specified under this Contract, and to conclude and fulfill this Contract.

2.	Party A has already obtained approval from its superior authority or the Board of Directors (Shareholders Meeting or Annual General Meeting) or other authority to acquire all necessary authorization.

3.
Conclusion and performance of this Contract would not breach provisions (including Articles of Association) and other stipulations, including but not limited to provision of guarantee for others and/or itself, that are binding on Party A and its assets.

4.
All documents, materials provided to Party B by Party A, including but not limited to financial reports and Loan Contract concluded with the other financial institution(s) and being in effect, and information guaranteeing others and/or itself shall be true, integrated, accurate, lawful and effective.

The representative, principal or authorized agent of Party A shall bear legal liability for aforementioned declarations and warranties.

Article VIII Special Provisions and Other Provisions

1.	Special Provisions

A.
Party A shall not be exempt of repayment obligation under this Contract for the sake of nullity and rescission of this Contract, variations to financial status, mode of business, system of its organization or legal status, or any other agreement or documentation concluded with others.

B.
As far as this Contract comes into effect, in the event that Party A fails to notify Party B in writing any variation to its legal name, legal representative, statutory domicile, etc., all materials delivered by Party B to Party A in line with materials mentioned in this Contract shall be deemed as acknowledgement of service.

2.	Other Provisions

N/A

Matters not covered herein, if any, shall be construed by reference to laws and regulations of the People’s Republic of China. For matters not stipulated in applicable laws and regulations, Party A and Party B shall come into supplementary agreement in writing. Upon endorsed by the Guarantor, the supplementary agreement shall be deemed as an appendix to this Contract and have the same legal force as this Contract.

Article IX Dispute Resolution

In the event that any dispute over performance of this Contract is aroused, both parties hereinto shall seek negotiated settlement. In the event that negotiation fails and both sides have to turn to litigation, the dispute shall be governed at the local court where Party B resides.

Article X Execution and Termination of Contract

This Contract shall come into effect after being signed and sealed by Party A and Party B hereinto from the date of signing to the date on which the loan principal, interest, compound interest, default interest, liquidated damage, compensation for damage and expenses arising from the realization of creditor’s right by Party B have been cleared off.

Article XI Contract Wording

This Contract is drawn up in duplicate. Both parties hereinto shall hold one copy respectively and each copy has equal legal effect.

Article XII Special Announcement

Party B has already adopt reasonable ways to call Party A’s attention to terms pertaining to exemption or limitation of its liabilities under this Contract, and has given full explanations on related terms in regard to Party A’s request. There is no objection to understanding of all clauses and contents between Party A and Party B.

Party A: Caopu Arts & Crafts Co., Ltd. (Stamped)

Legal Representative or

Authorized Agent of Party A: Li Jinliang (Sealed)

Address: 2888 Qinghe Rd., Qinghe Office, Cao County

Tel: 3430928

Party B: Laishang Bank Heze Branch (Stamped)

Legal Representative or

Authorized Agent of Party A: [__] (Sealed)

Address: 436 Zhonghua Rd., Mudan District, Heze City

Tel: 0530-5267567